UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

May 22, 2012

Date of Report (date of Earliest Event Reported)

DAULTON CAPITAL CORP.

(Exact Name of Registrant as Specified in its Charter)

NEVADA		30-0459858
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169

(Address of principal executive offices and zip code)

(888) 387-1403

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 22, 2012, Daulton Capital Corp., a Nevada corporation (the “Company”) and the shareholders of Grimsby Investments Ltd., a BVI company entered into a Share Purchase Agreement whereby the Company will purchase 100% of Grimsby and its subsidiaries that own an Australian Gold Mining project known as the ARX Springs gold project which shall be acquired by the Company. Per the terms of the Agreement, Daulton shall acquire 100% of Grimsby, the owner of the rights to the ARX Springs mining concern, for $4.298 Billion dollars, payable as 4.148 billion common shares, and a ten year unconvertible Promissory Note of $75,000,000 and $75,000,000 in unconvertible preferred shares, with 5:1 voting rights.

There is no material relationship between the Company and Grimsby other than the Agreement. A fully executed copy of the Agreement is attached hereto and incorporated by reference herein as Exhibit 99.2 to this Current Report filed on Form 8-K.

ARX Springs is comprised of Gold Mining Claims and Gold ore Tailing dumps / Mining rights, permits and concessions located at Coonambula, in the vicinity of Eidsvold, Queensland, Australia. Necessary Permits are current and Extractive operations have already commenced, and are more fully described in the Exhibits hereby submitted as part of this filing.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

Pursuant to the Share Purchase Agreement dated May 22, 2012, Grimsby Investments Ltd. became the largest shareholder and beneficial owner of record of 4.148 billion outstanding shares of the Company, representing voting rights of 98.56% of Daulton Capital Corp.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Following the signing of the above-referenced agreement, a Shareholder’s meeting was held and Arun Pudur, Arun Ramachandran and Brian James Smith were elected to join Mr. Peter Maddocks on the Board of Directors.

Mr. Arun Pudur is the CEO of Celframe Technology Group of Companies since March of 2001. Arun Pudur is a widely accomplished and established entrepreneur and investor in the precious minerals and mining industry in Australia, South Africa and other parts of the world. He is a graduate of the University of Bangalore majoring in Business Management.

Brian James Smith is the Managing Director of BRI Microfine Pty Ltd., a gold recovery technology company since 2008. He has a strong history within the precious mining industry through Microfine Pty Ltd, particularly in Australia. His expertise is focused on development implementation, funding, improvement and expansion of the mining technology.

Mr. Arun Ramachandran is the Co-Founder and Director of Red Dot Advisors Pte Ltd., Singapore. He previously worked for Deloitte and others and has over 15 years of experience corporate finance, accounting and taxation with very strong knowledge of various business verticals. He is a certified Chartered accountant and has his MBA from SP Jain Institute of Management, Mumbai with a specialization in Finance.

Item 1.02 Termination of a Material Definitive Agreement.

On May 22, 2012, the Company and South Pacific Connection Limited (“South Pacific”) and Alexander Mining Limited terminated the purchase agreement previously entered into by the Company and South Pacific in April 2011 to terminate the Company’s 80% working interest in a mining claim in Papua New Guinea (the “Termination Agreement”). Under the terms of the Termination Agreement, the parties retained any consideration delivered as of the termination. There is no material relationship between the Company and South Pacific other than the Termination Agreement. A fully executed copy of the Termination Agreement is attached hereto and incorporated by reference herein as Exhibit 99.3 to this Current Report filed on Form 8-K

Item 9.01 Exhibits.

99.1	Share Purchase Agreement between Daulton Capital Corp. and Grimsby investments Ltd.
99.2	May 7, 2012 Definitive Feasibility Study
99.3	Cellframe ARX Report
99.4	ARX Springs Project Tribute Agreement
99.5	ARX Springs Stage Tribute Variation Agreement
99.6	ARX Springs Stage Tribute Variation Map
99.7	ML 9007 Tribute Agreement
99.8	ARX Sublicense Agreement
99.10	Riverstone Master Agreement
99.11	Riverstone Master Schedule A Map
99.12	Riverstone Master Schedule B Environmental Approvals
99.13	Riverstone Master Schedule F EPA Approvals
99.14	Riverstone Master Schedule M Mining License
99.15	Riverstone Master Schedule SA Sample Stage Agreement
99.16	Termination Agreement between Daulton Capital and South Pacific Connection Limited and Alexander Mining Limited

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  DAULTON CAPITAL CORP.

Date: May 30, 2012

By: /s/ Peter Maddocks___________

Name: Peter Maddocks

Its: Chairman of the Board of Directors